                                                                    EHIBIT 10.12


                                      LEASE

     THIS LEASE is made this 12th day of May, 1997, by and between SOUTH HILL VILLAGE LIMITED PARTNERSHIP, a Washington limited partnership ("Landlord"), and G.I. JOE'S, INC., an Oregon corporation ("Tenant").


                                    RECITALS

     A. Landlord is the owner of good and marketable fee simple title in and to certain real property situated in Puyallup, Pierce County, Washington, being more particularly described on EXHIBIT A attached hereto and made a part hereof, upon which real property Landlord currently operates a shopping center (the "Shopping Center") substantially as shown on the site plan attached hereto as EXHIBIT B and made a part hereof (the "Site Plan").

     B. Landlord has constructed upon a certain portion of land within the Shopping Center, as outlined in red on the Site Plan (the "Land"), a certain building containing an agreed-upon floor area of fifty-two thousand three hundred (52,300) square feet (the "Building").

     C. Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the Land and the Building, including the loading dock and trash compactor areas adjacent to or used in connection with the Building (the "Leased Premises"), in order to operate a G.I. Joe's store on the Leased Premises.

     NOW, THEREFORE, in consideration of the aforementioned recitals which are incorporated herein, and the mutual covenants, promises and agreements hereinafter set forth, Landlord hereby grants, demises and leases to Tenant, and Tenant hereby accepts, acquires and leases from Landlord, the Leased Premises, together with a nonexclusive and perpetual easement in, through and over all parking areas, all access areas and any Common Areas (as defined in Section 31.1 hereof) of the Shopping Center, as shown on the Site Plan, for parking and pedestrian and vehicular ingress to and egress from the Leased Premises to the public streets and/or highways adjacent to the Shopping Center, at all times, for Tenant and its customers, invitees, guests and employees and for all trucks, automobiles and other vehicles delivering merchandise to the Leased Premises, in common with other occupants of the Shopping Center, in accordance with all the terms, covenants and conditions hereinafter set forth, all as set forth in the following documents (collectively, "Declaration of Covenants"): (i) the Declaration of Covenants, Conditions and

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
Restrictions for South Hill Village dated December 14, 1994, and recorded under Pierce County Auditor's File No. 9412150225 and (ii) the Construction, Operation and Reciprocal Easement Agreement recorded under Pierce County Auditor's File No. 9406200693 as amended by First Amendment to Construction, Operation and Reciprocal Easement Agreement recorded under Pierce County Auditor's File No. 9505020021.


                                    AGREEMENT

     1.   Term

          1.1  Initial Term

     The initial term of this Lease shall be twenty (20) years, beginning on the Lease Commencement Date (as hereinafter defined) and ending twenty (20) years thereafter; provided, however, if the Lease Commencement Date would otherwise be a date other than the first day of the month, the Lease Commencement Date shall be the first day of the following month.

          1.2  Lease Commencement Date

     The Lease Commencement Date of the initial term of this Lease shall be October 1, 1997, and Tenant shall use reasonable efforts to open for business by the Lease Commencement Date; provided, however, if the date on which the Leased Premises are opened for business is delayed due to any act or omission of Landlord, avoidable and unavoidable casualties (except those intentionally caused by Tenant), severe weather, strikes, lockouts, unavailability of materials, governmental restrictions or any other causes beyond Tenant's control, then the Lease Commencement Date shall be extended by a period equal to such delay. Notwithstanding the foregoing, the Lease Commencement Date shall be postponed for a period not exceeding three (3) months at Tenant's option if the Lease Commencement Date would otherwise occur in November, December or January, in which event the Lease Commencement Date shall be a date not later than February 1.

          1.3  Option to Renew

     Provided that Tenant is not then in default under the terms of this Lease, Tenant shall have the option to renew this Lease for two (2) additional periods of five (5) years each from and after the date of expiration of the initial term hereof, or any renewal terms hereof, upon the same terms, covenants and conditions herein set forth,

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except for rent which shall be determined pursuant to the schedule hereinafter set forth. Landlord shall endeavor to give written notice to Tenant not earlier than one year in advance of expiration of the initial term or extended term, as the case may be, and ask whether Tenant intends to exercise its renewal option. If Landlord fails to provide this notice, the time period for Tenant's exercise of the option to extend the term is not altered or extended. If Tenant elects to exercise said option to renew, Tenant shall do so by giving Landlord written notice thereof not less than one hundred eighty (180) days prior to the end of the term or extended term, as the case may be. Tenant's written notice to Landlord exercising the option to renew shall be sufficient to make this Lease binding for the renewal term without further act of the parties.

     2.   Base Rent

     Tenant shall pay to Landlord each month, as base rent for the Leased Premises, the following:

                     Lease Years                     Amount Per Month
                     -----------                     ----------------
            1 through  5                                $48,750.00

            6 through 10                                $53,625.00

           11 through 15                                $60,328.17

           16 through 20                                $67,869.14

           21 through 25 (Option Period 1)              $76,352.78

           26 through 30 (Option Period 2)              $85,896.88

     The base rent shall be paid, in advance, on or before the first day of each calendar month beginning on the Rent Commencement Date and on the first day of each month thereafter during the term of this Lease. The Rent Commencement Date shall be October 1, 1997 unless the Lease Commencement Date is postponed as provided in Section 1.2 above, in which event the Rent Commencement Date shall be the earlier of (i) the date on which Tenant opens for business or (ii) the date which is five (5) months following the date of this Lease plus the period of postponement described in Section 1.2 above. If Tenant postpones the Lease Commencement Date because it would otherwise occur in November, December or January, the Rent Commencement Date shall be the date Tenant opens for business or February 1, whichever first occurs. If Tenant opens for business on a day after October 1, 1997 other than the first day of the month, the base rent will be prorated for the month in which the opening occurs and shall be due and payable on opening.

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     3.   Percentage Rent

          3.1  Gross Sales

     Tenant agrees, within thirty (30) days after the end of each fiscal year of Tenant (February 1 through January 31), commencing at the end of Tenant's fiscal year beginning on February 1 of the year immediately following the Rent Commencement Date, to determine and report to Landlord Tenant's gross sales from its use or occupancy of the Leased Premises ("Gross Sales"). The term "Gross Sales" shall exclude any sales to employees under company plans, transfers of merchandise between G.I. Joe's stores, receipts from the sale of event tickets (except that portion of such sales representing commissions or fees received by Tenant or its affiliates), the amount of returns and refunds, discounts actually made or given in the ordinary course of business, carrying charges included in the selling price on conditional sales contracts, financing charges on credit card sales where the financing charge is not collected at the Leased Premises, and the amount of any sales tax or other excise tax imposed upon said sales and charges if such sales tax, excise tax or similar tax is billed to the purchaser as a separate item, but, except as excluded above, shall include, among other things, all gross income, fees or commissions from any other operations in, at or upon the Leased Premises, all deposits received by Tenant at the Leased Premises and not refunded, all orders received at the Leased Premises by telephone or mail due to catalog or other canvassing methods, and the selling price of all goods, wares and merchandise sold, leased or licensed or services rendered in, on or from the Leased Premises or Tenant's activities in the Shopping Center, directly by Tenant or through its sublessees, licensees and concessionaires. The percentage rent shall be equal to one and one-half percent (1.5%) of Gross Sales in excess of the Breakpoint (as hereinafter defined) during each fiscal year of Tenant occurring during the term of this Lease, including any renewal periods. The "Breakpoint" shall be as follows:

                Lease Years                          Breakpoint
                -----------                          ----------
                   1 - 5                            $19,500,000
                   6 - 10                           $21,450,000
                  11 - 15                           $24,131,250
                  16 - 20                           $27,147,656
                  21 - 25                           $30,541,113
                  26 - 30                           $34,358,753

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     Tenant agrees to pay Landlord such percentage rent (if any is due), as additional rent, April 1 of each lease year commencing at the end of the first fiscal year of Tenant which starts after the Rent Commencement Date. Percentage rent for any lease month occurring after the Rent Commencement Date but prior to the start of Tenant's first fiscal year shall be prorated on the basis of, and paid at the same time as, the percentage rent payable during such first fiscal year. Furthermore, in the event the term of this Lease ends on a date other than the ending date of Tenant's fiscal year, percentage rent for that fiscal year shall be prorated on the basis of percentage rent paid by Tenant in the previous fiscal year and shall be paid to Landlord within thirty (30) days of the end of the term of this Lease.

          3.2  Gross Sales Records

     Tenant covenants for the purpose of ascertaining the amount of such Gross Sales for any fiscal year as hereinabove provided that it and its sublessees, licensees and concessionaires will keep accurate books of account that clearly and accurately show all Gross Sales as aforesaid and maintain an accurate accounting system in such manner that it can be checked and audited by a competent accountant for a period of four (4) years. Landlord shall have reasonable access to such books, accounts, records and reports of Tenant pertaining to its business conducted at said location and the business of any of its sublessees, licensees and concessionaires, and Tenant shall permit Landlord or agents of Landlord to inspect the same at all reasonable times during normal business hours. Upon ten (10) days' prior written notice to Tenant, Landlord may, once in any lease year, during reasonable business hours, cause an audit of the business of Tenant relating to sales from the Leased Premises during any of the preceding three (3) years to be made by an independent certified public accountant selected by Landlord and approved by Tenant, and if the statement of Gross Sales previously made to Landlord for any of the previous three (3) years shall be found to be understated or overstated, then and in that event there shall be an adjustment, and one party shall pay to the other, on demand, such sums as may be necessary to settle in full the accurate amount of said percentage rent that should have been paid to Landlord for the period or periods covered by such statement or statements. If said audit shall disclose an understatement of greater than two percent (2%) of the amount of Gross Sales reported by Tenant for the period of said audit, then Tenant shall immediately pay to Landlord the reasonable cost of such audit; otherwise, the reasonable cost of such audit shall be paid by Landlord.

          3.3  No Joint Venture

     Landlord is not, by virtue of this Section 3, a partner or joint venturer with Tenant in connection with the business carried on under this Lease, and Landlord

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shall have no obligation with respect to Tenant's debts or other liabilities, and no interest in Tenant's profits.

     4.   Payment of Rent

     Except as expressly provided herein, all rental payments provided for herein shall be made by check payable to Landlord in U.S. dollars, without deduction or offset, and paid to Landlord's managing agent as follows:

                         Seattle Pacific Realty, Inc.
                         1914 Third Avenue, Suite 710
                         Seattle, WA 98101

or other such place as Landlord may designate by written notice to Tenant.

     5.   Taxes

     Tenant shall pay, as additional rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all ad valorem taxes, assessments, and other governmental levies and charges of any kind which are assessed or imposed upon the Leased Premises, including both the land and improvements thereon, or any part thereof, or which become payable during the term of this Lease and any extensions hereof. In the event the Leased Premises are not assessed and taxed separately from the Shopping Center, then Tenant shall pay its pro rata share of such taxes and assessments of the Shopping Center as provided in Section 31.3 hereof. In the event that any assessments are assessed, Landlord shall elect, if permitted to do so, to pay the amount of such assessments in installments. In such event, Tenant shall pay when due only the amount of such installments falling due during the term of this Lease. All taxes and assessments that are assessed prior to but payable in whole or in installments after the Lease Commencement Date and all taxes and assessments that are assessed during the term but payable in whole or in installments after the end of the term shall be adjusted and prorated so that Landlord shall pay its prorated share for the periods prior and subsequent to the term of this Lease, and Tenant shall pay its prorated share for the term of this Lease.

     6.   Use

     Tenant may use the Leased Premises for the primary purposes of the sale of sporting goods, outdoor and active apparel, footware, after-market automobile and truck parts, supplies and accessories and merchandise incidental to the foregoing and for the secondary purpose of the sale of unrelated merchandise, provided the sale area

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of such unrelated merchandise does not exceed two thousand five hundred (2,500)
square feet for each category of such merchandise. Tenant shall use the Leased Premises for no other primary purpose during the term of this Lease without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall not permit any other Tenant in the Shopping Center to use its premises for the sale of sporting goods or automobile or truck parts, supplies and accessories unless the merchandise occupies no more than ten percent (10%) of such tenant's sales area or two thousand five hundred (2,500) square feet, whichever is less. Tenant's use shall at all times comply with the Declaration of Covenants and with noncompete restrictions in leases of other Shopping Center tenants which were recorded prior to March 26, 1997. Landlord will not object to Tenant conducting sidewalk or parking lot sales and special promotions.

     7.   Compliance With Laws

     Tenant shall neither make nor knowingly permit any unlawful use of the Leased Premises, or any portion thereof, which will, in any way, tend to create a nuisance or to disturb any persons in the Shopping Center, or to unduly create or cause a fire hazard, or to increase the fire insurance on the Leased Premises, or to permit any nuisance which shall in any manner be a violation of the statutes and laws of the United States, the State of Washington or the laws and ordinances of any political subdivision thereof. Tenant covenants and agrees to comply with all applicable rules, orders, notices and regulations of any municipal, state or other authority respecting the Leased Premises.

     8.   Waste

     Tenant agrees to keep and maintain all of the Leased Premises in a clean and sanitary condition and not to suffer or permit any strip or waste thereof.

     9.   Utilities

     Tenant shall pay for all heat, light, power, water, sewage, garbage and other services or utilities used by Tenant on the Leased Premises and shall pay the charges therefor as the same become due. Landlord shall not be liable for the quality, quantity, failure or interruption of any utility service to the Leased Premises.

     10.  Repairs

     Landlord shall maintain, repair and replace when necessary the roof and roof drainage systems, floor slab, exterior walls, foundation and structural members of the

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Building, the utility lines to the point of connection to the Leased Premises and the sidewalk. Except for the foregoing and repairs due to damage by fire or other insured peril or condemnation, Landlord shall not be required to make any repairs, alterations, or improvements to or upon the Leased Premises during the term of this Lease. Except for repairs to be made by Landlord, Tenant shall maintain the floor covering, ceiling, Building lighting, interior finish, doors, windows, plumbing fixtures, sprinkler systems and alarms, plumbing, electrical and utility services from the point of connection at the Leased Premises, heating and cooling systems and other equipment or appliances used for the exclusive benefit of Tenants, in good order and repair during the term of this Lease at Tenant's own cost and expense, reasonable wear and tear, fire and other causes beyond Tenant's reasonable control excepted. If either party refuses or neglects to make repairs as required as soon as reasonably possible after written notice describing the proposed repairs and the estimated cost thereof, the other party, at its option, may make such repairs, and, upon completion of the repairs and presentation of a bill therefor, the cost of such repairs shall be deemed additional rent if paid by Landlord, or deducted from rent if paid by Tenant.

     11.  Inspections

     Tenant agrees to permit Landlord and Landlord's agents to enter upon the Leased Premises or any part thereof at all reasonable times during normal business hours upon advance notice to Tenant and for any reasonable purpose, including examining the condition of the Leased Premises and making repairs which Landlord is either required or may desire to make to the Leased Premises, provided that such entry does not unreasonably interfere with Tenant's use and enjoyment of the Leased Premises.

     12.  Alterations

     Except as provided in Section 29.1 hereof, Tenant may make alterations to the interior of the Leased Premises without Landlord's consent. Tenant may make alterations to (but not demolish) the floor slab and penetrations of the roof and exterior walls with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall make no other structural alterations to the Leased Premises without the prior written consent of Landlord, which consent shall be discretionary with Landlord. All trade fixtures and other fixtures not referred to above, and all machinery, equipment and/or other items of personal property placed in or upon the Leased Premises by Tenant and paid for by Tenant may be removed by Tenant at any time. All other improvements made to the Leased Premises during the term of this Lease shall become the property of Landlord and surrendered with the Leased Premises at the expiration or earlier termination of this Lease.

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     13.  Mechanics' Liens

     Tenant shall not suffer or permit any mechanic's lien to be filed against the fee of the Leased Premises or against Tenant's leasehold interest in said premises by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Leased Premises or any part thereof through or under Tenant, and nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Leased Premises or any part thereof, or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's lien against the fee of the Leased Premises. If any such mechanic's lien shall at any time be filed against the Leased Premises, Tenant shall cause the same to be discharged of record or "bonded over" in a manner reasonably satisfactory to Landlord within ninety (90) days after the date of filing the same.

     14.  Insurance

          14.1 Landlord's Policies

     Landlord shall, at all times during the term of this Lease, maintain with insurers authorized to issue insurance in the State of Washington, the following policies of insurance in effect with respect to the Leased Premises and the Shopping Center:

               14.1.1 Property

     Fire, lightning, hail, windstorm and such other normally insured perils included under a policy of property/casualty insurance, with endorsements for earthquake, earth movement and flood if in a flood hazard zone, in the amount of one hundred percent (100%) of the full replacement cost of the Building (except for Tenant's improvements) with a so-called "agreed value" endorsement, naming Tenant, Landlord and any mortgagee or beneficiary under any first mortgage or first deed of trust, as additional insureds or loss payees, as their interests may appear.

               14.1.2 Liability

     Comprehensive general liability insurance, of no less than Five Million Dollars ($5,000,000) combined single-limit coverage, naming Tenant as an additional insured thereunder. The limits of such policy shall be reviewed each five (5) years and

LEASE                                                                     PAGE 9
increased as commercially reasonable, but no less than increases in the Consumer Price Index.

          14.2 Tenant's Policies

     Tenant shall at all times during the term of this Lease maintain, with insurers authorized to issue insurance in the State of Washington, comprehensive general liability insurance of no less than Five Million Dollars ($5,000,000) combined single-limit coverage for the Leased Premises, naming Landlord as an additional insured. The limits of such policy shall be reviewed each five (5) years and increased as commercially reasonable, but no less than increases in the Consumer Price Index. Tenant shall be responsible for insuring or self-insuring its improvements to the Leased Premises and its inventory and equipment. Landlord shall have no liability for damage to Tenant's improvements to the Leased Premises or Tenant's inventory or equipment from fire, lighting, hail, windstorm and such other perils insured or normally insurable under a policy of property/casualty insurance, including earthquake and earth movement, flood and sprinkler damage.

          14.3 Waiver of Subrogation/Certificates

     All such policies, to the extent obtainable, shall provide for waiver of subrogation against Landlord and Tenant and shall contain an agreement by the insurers that such policies shall not be canceled without at least thirty (30) days' prior written notice to Landlord and Tenant and to any such mortgagee or beneficiary named as a loss payee or an additional insured thereunder. The original of such policy or policies shall remain in possession of the primary insured; provided, however, that the additional insured shall have the right to receive a certificate evidencing such insurance or, upon written demand, a duplicate policy or policies of any such insurance.

     15.  Damage or Destruction

          15.1 Partial Damage

     If the Leased Premises are partially damaged by fire or other peril against which Tenant is insured and are rendered partially untenantable thereby, but such damage does not unreasonably impair Tenant's use or occupancy of the Leased Premises, then Landlord shall, at Landlord's own expense, using any proceeds of insurance payable on account of such loss, promptly cause the damage to be repaired, and the rent shall be abated in proportion to the portion of the Premises rendered unusable for Tenant's business.

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          15.2 Total Destruction

     If the Leased Premises are destroyed or damaged by fire or other peril and are rendered wholly untenantable thereby, or such damage unreasonably impairs Tenant's use or occupancy thereof, Landlord shall, as promptly as possible after the occurrence of such damages or destruction, repair or replace the damaged improvements so as to be in the same condition as before such damage and destruction, to the extent of available proceeds of insurance. If the damage and destruction occurs within the last five years of the initial or any option term, or if the available proceeds are insufficient to enable Landlord to repair or replace the damaged improvements to the condition existing prior to such damage or destruction and Landlord elects not to contribute its own funds for the completion of the repairs, then Tenant may, at its option, terminate this Lease. Rent and other sums payable by Tenant under this Lease shall be totally abated until Landlord completes such repairs and Tenant reopens for business.

          15.3 Tenant's Improvements

     Tenant shall be responsible for repair or replacement of its improvements in the event of partial destruction under Section 15.1 above or in the event Landlord makes the repairs or replacements pursuant to Section 15.2 above, unless Tenant terminates this Lease as therein provided.

     16.  Condemnation

          16.1 Complete Taking

     If a condemning authority takes all the Leased Premises, or a portion thereof sufficient to render the remaining premises reasonably unsuitable for the use which Tenant was making of the Leased Premises prior to such taking, then this Lease shall terminate as of the date title vests in the condemning authority, and the proceeds from the condemnation shall be apportioned (a) first, to Tenant in an amount equal to the unamortized value of Tenant's improvements to the Leased Premises and (b) any remaining balance to Landlord.

          16.2 Partial Taking

     If a portion of the Leased Premises is taken and the remaining premises are reasonably suitable for the use Tenant was making of the Leased Premises prior to such taking, then this Lease shall continue, and the value of all of Tenant's improvements to the Leased Premises plus that portion of the proceeds of condemnation reasonably required to make the premises suitable for Tenant's

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
continued use in a condition as comparable as reasonably practicable to that existing at the time of condemnation shall be allocated to Tenant and applied by Tenant for such purpose. All the balance of the award shall be allocated to Landlord. Rent shall be abated to the extent the Leased Premises are untenantable during the period of alteration and repair. As of the date title vests in the condemning authority, the base rent due hereunder shall be reduced commensurately with the amount of the award allocated to Landlord.

          16.3 Common Areas

     In the event any of the Common Areas are taken such that parking for the Leased Premises, or access or visibility to or from the Leased Premises to a publicly dedicated street or highway, is materially impaired, then if such taking (a) renders the Leased Premises reasonably unsuitable for the use which Tenant was making thereof prior to such taking, then such taking shall be deemed a complete taking, as described in Section 16.1 hereof, and administered in accordance with the provisions thereof or (b) leaves the Leased Premises reasonably suitable for the use which Tenant was making thereof prior to such taking, then such taking shall be deemed a partial taking and any award payable thereby shall be paid to Landlord, and Landlord shall be obligated to restore the balance of the Common Areas to the same condition and utility, as reasonably practicable, as existed immediately prior to such taking.

          16.4 Sale in Lieu of Condemnation

     For purposes of this Lease, a taking by a condemning authority shall include any purchase or other acquisition in lieu of condemnation.

     17.  Indemnification of Landlord

     Tenant shall indemnify, defend and hold Landlord harmless from liability and claims for damages by reason of any injury to any person or persons, including Tenant, or property, upon or in any way connected with the Leased Premises during the term of this Lease, any renewal hereof or any occupancy hereunder, except for the negligence or willful misconduct of Landlord or its employees or agents. Tenant shall have the right, in the name of Landlord, to contest the validity of any and all such claims, of any kind or character and by whomsoever claimed, and, at Tenant's expense, to defend, settle and/or compromise any and all such claims.

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
     18.  Quiet Enjoyment

     Provided that Tenant keeps, observes and performs all the covenants, agreements, conditions and provisions herein to be kept, observed or performed by Tenant, Tenant shall and may at all times during the term hereby granted peaceably, quietly and exclusively have, hold and enjoy the Leased Premises.

     19.  Subordination, Nondisturbance and Attornment

     Upon written request or notice by Landlord or any first mortgagee or beneficiary under a first deed of trust of Landlord encumbering the Shopping Center, the Leased Premises or the Common Areas, Tenant agrees to subordinate its rights under this Lease to the lien of any such first mortgage or deed of trust, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided the mortgagee or beneficiary named in said mortgage or deed of trust shall agree to recognize this Lease of Tenant and shall further agree not to disturb this Lease or any rights of Tenant hereunder in the event of foreclosure or Trustee's sale, if Tenant is not in default hereunder. Tenant also agrees that any such first mortgagee or beneficiary may elect to have this Lease made prior to the lien of its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or beneficiary to Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees that, upon the request of Landlord or any mortgagee or any beneficiary named in such mortgage or deed of trust, Tenant will execute and deliver an instrument confirming such purposes. Tenant, in the event of the sale or assignment of Landlord's interest in the Shopping Center or in the event of any proceedings brought for the foreclosure of such mortgage or deed of trust, or in the event of the exercise of the power of sale under any such deed of trust, shall attorn to and recognize such purchaser, mortgagee or beneficiary as Landlord under this Lease. Landlord shall use its best efforts to obtain nondisturbance and attornment agreements in which the holders of all existing mortgages and deeds of trust on the Leased Premises agree not to disturb this Lease or any rights of Tenant hereunder in the event of foreclosure or Trustee's sale, if Tenant is not in default hereunder.

     20.  Defaults

          20.1 Defaults Defined

     The following events shall be deemed to be events of default by Tenant under this Lease:

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
          (a) If Tenant shall fail to pay any installments of rent, or any other charge designated herein to be paid as rent, on the date that same is due, and such failure shall continue for a period of fifteen (15) days after Landlord gives Tenant written notice thereof.

          (b) If Tenant shall fail to comply with any term, condition or covenant of this Lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant; or if such failure cannot reasonably be cured within the said thirty (30) days, Tenant shall not have commenced to cure such failure within thirty (30) days after written notice thereof by Landlord to Tenant and Tenant shall not with reasonable diligence and good faith proceed in the curing of such failure.

          (c) If Tenant shall become insolvent or shall make an assignment for the benefit of creditors, or if Tenant files a petition under any chapter of the U.S. Bankruptcy Code seeking to be adjudicated a bankrupt, or if any other party files a petition under any section of the U.S. Bankruptcy Code seeking to have Tenant adjudicated a bankrupt and Tenant fails to have such petition dismissed within ninety (90) days of filing, or if a receiver or beneficiary shall be appointed for all or substantially all the assets of Tenant. Tenant agrees that the Leased Premises is part of a "shopping center" as that term is currently used in Section 365(b)(3) of the Bankruptcy Code, 11 U.S.C. ss. 365(b)(3).

          20.2 Remedies

     Upon the occurrence of any of the foregoing events of default, Landlord shall, without any notice or demand whatsoever, have the option to:

          (a) Without terminating this Lease, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, and attempt to relet the premises and receive rent therefor; and Tenant agrees to pay to Landlord, on demand, any deficiency that may arise by reason of such reletting, and all other loss or damage which Landlord may suffer, including, without limitation, reasonable alterations to the Leased Premises, reasonable brokerage and marketing expenses, reasonable attorneys' fees and any concessions granted a new tenant of the Leased Premises.

          (b) Terminate this Lease and enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, and demand and receive from Tenant, in lump sum, damages in the amount by which the rent provided for herein for the entire

LEASE                                                                    PAGE 14
remainder of the term discounted to its present cash value at the time of such reentry exceeds the fair rental value of the Leased Premises for the remainder of the term as of the time of said reentry discounted to its present cash value, plus any and all other loss or damage which Landlord may suffer, including, without limitation, reasonable alterations to the Leased Premises, brokerage and marketing expenses, reasonable attorneys' fees and any concessions granted a new tenant of the Leased Premises.

          (c) Enter upon the Leased Premises and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord, on demand, for expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damage resulting to Tenant from such action caused by Landlord, except for damage caused by Landlord's gross negligence or willful misconduct.

          20.3 Remedies Cumulative

     Landlord may pursue any of the foregoing remedies singly or cumulatively and in addition any other remedies provided by law; pursuit of any remedy herein provided shall not constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, conditions and covenants herein contained; no termination or cancellation shall include a cancellation of Tenant's obligations hereunder for any deficiency or damage upon reletting subsequent to said termination or cancellation, such obligations being independent and such covenants surviving said termination or cancellation.

     21.  Surrender

     Upon the expiration of the term of this Lease or any sooner termination hereof, Tenant covenants and agrees that Tenant shall, without notice, promptly and peaceably surrender possession of the Leased Premises to Landlord, broom clean, in as good a condition as at the time of Tenant's entry thereon, reasonable wear and tear, and damage from causes beyond Tenant's reasonable control excepted.

     22.  Holdover

     If Tenant shall hold over and remain in possession of the Leased Premises after the expiration of the term or extended term herein granted, Tenant shall remain bound by all the terms, covenants and agreements hereof, except that such holding over shall be construed to be a tenancy from month to month which may be terminated at any time by Landlord or Tenant upon thirty (30) days' written notice. If the holding over

LEASE                                                                    PAGE 16
is with Landlord's written consent, the base rent shall be increased by twelve and one-half percent (12.5%). If the holding over is without the consent of Landlord, then the base rent shall be increased to one hundred fifty percent (150%) of the then current amount.

     23.  Waiver

     Any waiver of any breach of covenants herein contained to be kept and performed hereunder shall not be deemed or considered as a continuing waiver and shall not operate to bar or prevent Landlord or Tenant from declaring a default for any succeeding breach, either of the same condition or covenant or otherwise. The acceptance of rent by Landlord hereunder shall never be construed to be a waiver of any term of this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than shall be due according to the terms of this Lease shall be deemed or construed to be other than on account of the earliest rent due.

     24.  Notices

     All notices required or permitted to be given hereunder shall be in writing and shall be deemed given upon personal service or three (3) days after deposit in the U.S. mail, postage prepaid, certified or registered, return receipt requested and addressed as follows:

          If to Landlord:        South Hill Village Limited Partnership
                                 ANKA Developments, Inc.
                                 345 George Street, 5th Floor
                                 Sydney, 2000, Australia

          with a copy to:        John T. John
                                 Graham & Dunn
                                 1410 Fifth Avenue, 33rd Floor
                                 Seattle, WA 98101-2890

          with a copy to:        Seattle Pacific Realty, Inc.
                                 1904 Third Avenue, Suite 710
                                 Seattle, WA 98101

            If to Tenant:        G.I. Joe's, Inc.
                                 9805 Boeckman Road
                                 Wilsonville, Oregon 97070
                                 Attn.:   Norm Daniels, President

LEASE                                                                    PAGE 16
          with a copy to:        Martin Peterson & Associates
                                 1127 Pine Street, Suite 105
                                 Seattle, Washington 98101
                                 Attn.: Martin L. Peterson

          with a copy to:        Edward W. Kuhrau
                                 Perkins Coie
                                 1201 Third Avenue, 40th Floor
                                 Seattle, Washington 98101-3099

          with a copy to:        Terry De Sylvia
                                 Brownstein, Rask, Arenz, Sweeney, Kerr & Grim
                                 1200 S.W. Main Building
                                 Portland, Oregon 97205

The foregoing addresses may be changed by written notice given in accordance with the terms of this Section 24.

     25.  Attorneys' Fees

     In the event any action or suit or proceeding is brought to collect the rent due or to become due hereunder, or any portion thereof, or any other monetary obligation hereunder, or to obtain possession of the Leased Premises, or to enforce compliance with this Lease, or for failure to observe any of the covenants of this Lease, the prevailing party in such suit, action or proceeding may recover from the other party herein such sum or sums as the trial and/or appellate court may adjudge reasonable as attorneys' fees to be allowed in said suit, action or proceeding, or appeal therefrom, in addition to their costs and disbursements, excepting, however, attorneys' fees and costs in connection with any arbitration provided for in this Lease.

     26.  Modification

     The terms and conditions of this Lease shall be incapable of modification, change or amendment, except in writing and bearing the separate signatures in execution thereof by the parties hereto or their successors in interest.

     27.  Recordation/Supplement

     This Lease shall not be recorded except by agreement of both parties, but, upon request by either party, the parties shall execute a short form of this Lease, in form suitable for recording, which shall contain the description of the Leased Premises, the provisions relating to the term of this Lease, including all renewals hereof, and a

LEASE                                                                    PAGE 17
reference to this Lease. Landlord and Tenant shall execute a supplement to this Lease setting forth the Lease Commencement Date and the Rent Commencement Date.

     28.  Binding Effect

     This Lease shall be binding upon the parties hereto, their legal representatives, heirs and successors and, as far as this Lease is assignable by the terms hereof, the assigns of such parties. The words "Landlord" and "Tenant," wherever used in this Lease, shall apply equally and be binding jointly and severally upon all Landlords and Tenants, whether one or more, and, together with the accompanying verbs and pronouns, shall apply to all persons, firms or corporations who may be or become parties as Landlords or Tenants hereto.

     29.  Tenant's Improvements

          29.1 Plans and Specifications

     Landlord shall use best efforts and due diligence to deliver possession of the Leased Premises to Tenant on or before May 1, 1997 so that Tenant may construct its improvements and remodel. Tenant shall have a licensed architect prepare plans and specifications for remodeling the Building and constructing Tenant's improvements therein. The plans and specifications, once complete, shall be delivered to Landlord for review. Landlord shall, upon receipt thereof, promptly review and comment upon the same to Tenant. Tenant shall cooperate with Landlord and incorporate Landlord's reasonable comments into the final plans and specifications (the "Plans and Specs"), which shall be completed by June 15, 1997. In the event Landlord and Tenant cannot agree on the Plans and Specs by such date, then Tenant may terminate this Lease.

          29.2 Signs

     Tenant shall design, construct and install, at its own cost and in compliance with all laws, exterior signage for the identification of its business, subject to Landlord's prior approval, which approval shall not be unreasonably withheld or delayed. Tenant shall have the right to place its sign on the two existing Shopping Center pylons in the space formerly occupied by the sign for BEST Products and on future pylon signs on the same basis as other tenants in the Shopping Center. Tenant shall have the right to place its sign on the third pylon now being built upon payment to Landlord of Two Thousand Eight Hundred Dollars ($2,800).

LEASE                                                                    PAGE 18

          29.3 Construction of Tenant's Improvements

     Upon approval of the Plans and Specs, Tenant shall apply for a building permit and, upon issuance thereof, shall commence and complete construction, at its own expense, of Tenant's improvements of the Building, substantially in accordance with the Plans and Specs. Said construction will be prosecuted with due diligence and Tenant will use due diligence and reasonable efforts to stock the Leased Premises and open for business by a date not later than the Lease Commencement Date.

     30.  Hazardous Substances

          30.1 Landlord's Representation

     Landlord represents and warrants to Tenant that, to the best of its knowledge, hazardous substances have not been stored or disposed of on or in the Leased Premises or the Shopping Center. Furthermore, Landlord covenants with Tenant that it shall not generate, store or discharge any hazardous substances in the Shopping Center, nor (by lease or by contract which Landlord shall enforce) permit the same by any third party.

          30.2 Tenant's Covenants

     Tenant covenants with Landlord that hazardous substances shall not be generated or disposed of in the Building or on the Leased Premises by Tenant, nor shall the same be unlawfully transported to or over the Building or the Leased Premises by Tenant. Tenant also covenants that any hazardous substances sold by Tenant in lawful containers or used by Tenant in connection with its business, such as cleaning agents and the like, shall be used and stored only in accordance with applicable laws and regulations. Landlord has the right, from time to time, during normal business hours upon advance notice, to enter the Leased Premises at reasonable times to conduct tests so as to monitor Tenant's compliance with the foregoing covenants.

          30.3 Definition

     "Hazardous substances" shall be interpreted broadly to mean any substance, waste or material defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous, toxic or radioactive substance or other similar term by any federal, state or local environmental law, regulation or rule presently in effect or promulgated in the future, as such laws, regulations or rules may be amended from time to time, and it shall be interpreted to include, but not be limited to, asbestos.

LEASE                                                                    PAGE 19

          30.4 Violations

     In the event of any violation of law in regard to hazardous substances, Landlord, in addition to all other remedies provided herein, shall have the right to cure the violation and add all costs and expenses associated with such cure (including reasonable attorneys' fees) as additional rent, which additional rent will be due and payable by Tenant immediately after Tenant receives notice thereof. Furthermore, in the event of an illegal and substantial release of hazardous substances, Tenant shall immediately notify Landlord.

          30.5 Mutual Indemnification

     Landlord and Tenant shall indemnify, defend and hold harmless the other from any breach of these representations, warranties or covenants for any claims, judgments, damages, penalties, fines, costs (including cleanup costs, environmental consultant's fees and reasonable attorneys' fees), liabilities or losses (including, without limitation, the diminution in the value of the Leased Premises, damages for the loss or restriction on the use, marketability or any other amenity of the Building or the Leased Premises) which arise during or after the term of this Lease as a result of release, discharge or contamination of the Leased Premises by any hazardous substances.

     31.  Common Areas

          31.1 Defined

     For purposes of this Lease, "Common Areas" shall mean all areas of the Shopping Center outside the exterior walls of the buildings located thereon which are not reserved for the exclusive use of Landlord, Tenant or any other tenant or occupant of the Shopping Center as described in the Declaration of Covenants. Common Areas shall include automobile parking areas, access roads, driveways, sidewalks, pedestrian walkways and stairways, landscaped areas and utility lines and systems. Common Areas shall not include the interior space of any building located in the Shopping Center or any area immediately appurtenant to such building which is reserved for the exclusive use of such building, such as loading docks.

          31.2 Landlord's Obligations

     Landlord shall, at all times during the term of this Lease, keep the Common Areas in good maintenance and repair, and shall

LEASE                                                                    PAGE 20

          (a) maintain suitable means of illumination sufficient to illuminate the parking areas during all twilight and night hours that Tenant's store is open for business and is in operation;

          (b) maintain and keep the parking areas, driveways, sidewalks and access roads in good condition and repair, with a hard surface pavement and properly striped;

          (c) clean and remove debris and, where reasonably practicable, ice and snow from the parking areas, driveways and access roads;

          (d) clean and maintain sidewalks and other pedestrian walkways and stairways and remove debris and, where reasonably practicable, ice and snow therefrom; provided, however, that Tenant shall keep the sidewalk immediately in front of the Leased Premises clean and free from debris, ice and snow;

          (e) maintain and keep in good condition all landscaping and irrigation systems;

          (f) maintain all pylon signs;

          (g) keep the exterior of all buildings in the Shopping Center in good repair and paint as necessary;

          (h) maintain all other portions of the Common Areas in good order and repair; and

          (i) obtain and maintain insurance insuring both Landlord and Tenant as herein provided.

          31.3 Tenant's Pro Rata Share

          (a) Beginning on the Rent Commencement Date, Tenant shall pay to Landlord, in the manner provided below, Tenant's pro rata share of Landlord's actual costs of maintaining and operating the Common Areas during the term of the Lease. "Actual costs of maintaining and operating the Common Areas" shall be limited only to items of expense, and not capitalized, as determined under generally accepted accounting principles and shall include, but not be limited to, the following: all necessary amounts paid by Landlord as actual costs for maintaining and repairing the Common Areas, including, without limitation, cleaning; snow and ice removal; costs and expenses of planting, replanting and replacing flowers, shrubs and landscaping; water and sewage charges; maintenance, repair and replacement of lights, light

LEASE                                                                    PAGE 11
standards, utility systems, electricity, drainage systems and other utility charges; repair, maintenance and upkeep of the parking areas, driveways, access roads, sidewalks and pedestrian walkways, including the costs of paving, repaving, surfacing, resurfacing, striping and restriping the same; operation and maintenance of signs for the Shopping Center or rental for such signs if leased; installation, replacement, repair and maintenance of traffic control and directional signs and devices; premiums for insurance as herein provided; existing and future real property taxes and assessments (in the event such assessments are assessed, Landlord shall elect, if permitted to do so, to pay the amount of such assessments in installments, and, thereafter, only the amount of the installment paid shall be included in the actual costs of maintaining and operating the Common Areas); personal property taxes on equipment and materials used to maintain the Common Areas; and policing the Common Areas, including controlling trespassing, picketing, demonstrations, assemblies, vandalism and thefts and affording security and fire protection therefor. "Actual costs of maintaining and operating the Common Areas" shall also include an administrative fee of ten percent (10%) of the above-described costs; provided, that, in computing said administrative fee, all capital items and all replacement items in excess of Ten Thousand Dollars ($10,000) per annum, real estate taxes and assessments and insurance premiums shall be excluded. Items of expense shall not include management fees, depreciation, reserves for replacement or items of capital improvements exceeding Ten Thousand Dollars ($10,000) per annum without Tenant's prior written consent. Landlord agrees to expend only the monies reasonably necessary for such operation and maintenance in order to keep the Common Areas in good repair and clean condition and to operate the same on a nonprofit basis. Costs attributable to a contract between Landlord and an affiliated party shall not be included, unless that contract is previously approved in writing by Tenant. Tenant's approval shall not be unreasonably withheld.

          (b) Tenant's pro rata share of the necessary actual costs of maintaining and operating the Common Areas limited as provided above shall be a percentage computed by dividing the interior floor area of the Leased Premises, which is hereby agreed to be fifty-two thousand three hundred (52,300) square feet at the Lease Commencement Date, by the total floor area of all buildings in the Shopping Center. At the Lease Commencement Date, Tenant's pro rata share is as follows: 32.5662% of the actual costs of maintaining and operating the Common Areas as described in Section 31.1, except real estate taxes and assessments and insurance premiums; 36.8318% of real estate taxes and assessments and casualty/property insurance premiums including earthquake coverage; and 32.5662% of liability insurance premiums. If Tenant approves a change in the Site Plan which increases or decreases the floor area of the Building relative to the aggregate floor area of the other

LEASE                                                                    PAGE 22
buildings to be constructed in the Shopping Center, then Tenant's pro rata share shall be adjusted accordingly.

          (c) The annual charge to Tenant shall be paid in monthly installments, in advance, at the time of the base rent payment, in an amount estimated by Landlord. On or before April 1 of each calendar year (and within ninety (90) days after the termination of this Lease), Landlord shall furnish Tenant with a statement in reasonable detail of the actual costs of maintaining and operating the Common Areas actually paid or incurred by Landlord during such period, and, thereupon, there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as required, so that Landlord shall receive the entire amount of Tenant's pro rata share of such costs for such period.

          31.4 Rules and Regulations

     Subject to the provisions of the Declaration of Covenants and grant of easements which may now or hereafter (with Tenant's prior written consent) be filed of record with respect to the Leased Premises and the Common Areas, the Common Areas will be maintained for the common use of all lessees and sublessees of Landlord, their customers, visitors, employees, business invitees and licensees and persons dealing with lessees, sublessees and Landlord. Neither Tenant nor Landlord shall do any act to unreasonably prevent or obstruct such common use and free ingress to and egress from the Common Areas; provided, however, that Landlord may make such rules and regulations governing the use of the Common Areas as may be reasonably necessary to regulate the use of such Common Areas, and may restrict the use of or access to any portion of the Common Areas when such restriction is necessary or advisable for purposes of security or safety, or for the construction, reconstruction, repair, maintenance or preservation of the Common Areas or any buildings located in the Shopping Center. Notwithstanding anything to the contrary herein contained, Tenant shall have the right to use the sidewalk in front of the Building and/or certain portions of the parking areas, from time to time, for sidewalk sales, parking lot sales, special events, or product demonstrations, provided that such use does not materially violate the Declaration of Covenants.

     32.  Protective Covenants

     Landlord and Tenant agree that the Shopping Center shall be subject to the Declaration of Covenants. Landlord covenants that the Leased Premises shall not be denied access to, or have the view unreasonably obstructed from, any publicly dedicated street or highway adjoining the Shopping Center, except as shown on the Site Plan. Landlord shall have the right to convey portions of the Shopping Center

LEASE                                                                    PAGE 23
to third parties, provided such third parties agree to be bound by the Declaration of Covenants. Landlord shall not consent to any amendment of the Declaration of Covenants without Tenant's prior written consent.

     33.  Assignment and Subletting

         Tenant may, without the prior written consent of Landlord, license any concession or sublet any portion at the Leased Premises not exceeding two thousand five hundred (2,500) square feet to any single concessionaire or subtenant, so long as the primary use of the Leased Premises is not changed. Tenant may also assign all of its interest under this Lease, or sublet all or any portion of the Leased Premises, if the proposed assignee or sublessee has a net worth greater than or equal to Tenant on the date hereof and the use of the Leased Premises by the proposed assignee or sublessee shall be for a primary purpose or purposes then permitted under this Lease. Tenant may, in all other cases, assign all of its interest under this Lease, or sublet all or any part of the Leased Premises, only with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

     34.  Zoning; Permitted Uses

     Landlord hereby represents and warrants to Tenant that the use of the Leased Premises as a G.I. Joe's store does not breach any protective covenants, agreements or exclusivity rights granted by Landlord to other tenants in the Shopping Center or binding upon the Leased Premises, which were not recorded as of March 26, 1997.

     35.  Structure

     Landlord represents and warrants to Tenant that the structural elements of the Building, including the roof and floor slab, are in good condition and repair, ready for construction of Tenant's improvements, except as disclosed in writing to Tenant prior to execution of this Lease.

     36.  Assessments

     Landlord represents and warrants to Tenant that it has no actual knowledge of any pending tax assessments or formation of special taxing districts affecting the Shopping Center.

     37.  Brokerage

     Landlord and Tenant agree that neither has dealt with any broker other than Seattle Pacific Realty, Inc. and Martin Peterson & Associates with respect to the

LEASE                                                                    PAGE 24
negotiation or execution of this Lease. Landlord covenants and agrees to pay to Seattle Pacific Realty, Inc. the sum of Fifty-Two Thousand One Hundred Twenty-Five Dollars ($52,125) commission, which will be paid in nine (9) equal monthly installments of Five Thousand Seven Hundred Ninety-One and 67/100 Dollars ($5,791.67) beginning on the Rent Commencement Date. Landlord covenants and agrees to pay Martin Peterson & Associates Seventy-Eight Thousand Two Hundred Twenty-Five Dollars ($78,225) commission, which shall be paid in nine
(9) equal monthly installments of Eight Thousand Six Hundred Ninety-One and 67/100 Dollars ($8,691.67) beginning on the Rent Commencement Date. Furthermore, Landlord shall indemnify, defend and hold harmless Tenant from and against any loss, damage, claim, cost or expense which Tenant may incur as the result of a failure by Landlord to pay such brokerage commissions.

     38.  Estoppels

     Landlord or Tenant shall, at any time and from time to time, upon not less than ten (10) business days' prior written notice from the other, execute, acknowledge and deliver to Landlord or Tenant, as the case may be, a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the date to which the rental and other charges are paid in advance, if any; (b) acknowledging that, to Landlord's or Tenant's knowledge, there are no uncured defaults on the part of Landlord or Tenant, as the case may be, or specifying such defaults if any are claimed; and (c) setting forth the date of commencement of rents and expiration of the term hereof. Any such statement may be relied upon by the prospective purchaser or encumbrancer of all or any part of the Shopping Center.

     39.  Survey

     Landlord promptly shall furnish to Tenant a copy of Landlord's as-built survey of the Leased Premises.

     40.  Configuration of Shopping Center

     Landlord shall at all times, and from time to time, have the right and privilege of making changes to the configuration of the Shopping Center, including the size and location of building pads, Common Areas and parking areas, the location and relocation of driveways, entrances, exits and parking spaces, the direction and flow of traffic, the installation of prohibited areas, landscaped areas, and all other facilities thereof, so long as no such reconfiguration (a) materially impairs access to or from, or

LEASE                                                                    PAGE 25
visibility of the Leased Premises from, any publicly dedicated street or highway, (b) materially reduces the amount or location of parking available for the Leased Premises, or (c) materially increases Tenant's pro rata share of the actual costs of maintaining and operating the Common Areas.

     41.  Arbitration

     All disputes between Landlord and Tenant under this Lease, other than nonpayment of rent, shall be arbitrated and decided by a single arbitrator mutually agreed to by the parties under such terms as the parties may agree upon. If the parties cannot agree upon an arbitrator or the terms of arbitration, either party may apply to the American Arbitration Association for appointment of a qualified, disinterested arbitrator and the arbitration will be conducted pursuant to the commercial rules of the American Arbitration Association. All costs of the arbitrator shall be shared equally by Landlord and Tenant.

     42.  Operating Covenant

     Tenant covenants that it will not cease operation in the Leased Premises for any period exceeding one hundred eighty (180) days in any one-year period, excluding periods in which operations are discontinued for remodeling or repair following damage from casualty loss or loss of utilities, parking or access to the Shopping Center or Leased Premises. In the event one or more tenants comprising fifty thousand (50,000) square feet or more of gross floor area in the Shopping Center cease operating, then Tenant shall have the right to cease operating until such tenant or tenants reopen for business.

     43.  Effective Date

     Notwithstanding the references herein to the Lease Commencement Date and the Rent Commencement Date, this Lease shall be binding upon Landlord and Tenant upon execution and delivery hereof.

     [Remainder of page intentionally left blank]

LEASE                                                                    PAGE 26

     IN WITNESS WHEREOF, the parties have executed this instrument on the date first above written.

                                       Landlord:

                                       SOUTH HILL VILLAGE LIMITED PARTNERSHIP,
                                       a Washington Limited Partnership

                                       By  ANKA Developments, Inc.
                                           General Partner


                                           By /s/ JOHN T. JOHN
                                              ----------------------------------
                                              Name:  John T. John
                                                     ---------------------------
                                              Title:  Authorized Signator/Agent
                                                      --------------------------

                                       Tenant:

                                       G.I. JOE'S, INC., an Oregon corporation

                                       By /s/ NORMAN DANIELS
                                          --------------------------------------
                                          Name:  Norman Daniels
                                                 -------------------------------
                                          Title:  President
                                                  ------------------------------

LEASE                                                                    PAGE 27

STATE OF WASHINGTON     )
                        ) ss.
COUNTY OF KING          )

     On this 21st day of May, 1997, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared John T. John, to me known to be the person who signed as authorized signator/agent of ANKA DEVELOPMENTS, INC., the corporation acting as general partner of South Hill Village Limited Partnership, the limited partnership that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of ANKA Development, Inc. and South Hill Village Limited Partnership for the uses and purposes therein mentioned; and on oath stated that he/she was duly elected, qualified and acting as an officer of the corporation, that he/she was authorized to execute said instrument on behalf of the corporation and that the corporation was authorized to execute said instrument on behalf of the limited partnership.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.



                                       /s/ SCOTT B. OSBORNE
                                       -----------------------------------------
                                                (Signature of Notary)

                                       Scott B. Osborne
                                       -----------------------------------------
                                            (Print or stamp name of Notary)

                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at Seattle. My
                                       Appointment Expires: 8/29/98.

LEASE                                                                    PAGE 28

STATE OF OREGON         )
                        ) ss.
COUNTY OF CLACKAMAS     )

     On this 13th day of May, 1997, before me, the undersigned, a Notary Public in and for the State of Oregon, commissioned and sworn, personally appeared Norm Daniels, to me known to be the person who signed as President of G.I. JOE'S, INC., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was duly elected, qualified and acting as said officer of the corporation, that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.



                                       /s/ BARBARA MALLERY
                                       -----------------------------------------
                                                (Signature of Notary)

                                       Barbara Mallery
                                       -----------------------------------------
                                            (Print or stamp name of Notary)

                                       NOTARY PUBLIC in and for the State of
                                       Oregon, residing at Tigard. My
                                       Appointment Expires: 3-12-99.

LEASE                                                                    PAGE 29

                                    EXHIBIT A
                                       TO
                                      LEASE
                     SOUTH HILL VILLAGE LIMITED PARTNERSHIP/
                                G.I. JOE'S, INC.



PARCEL #1:

Commencing at the Northeast corner of the Northwest quarter of the Southwest quarter of SECTION 3, TOWNSHIP 19 NORTH, RANGE 4 EAST of the Willamette Meridian;
Thence along the North line of said subdivision, North 88 degrees 34 minutes 04 seconds West, 769.89 feet;
Thence South 00 degrees 56 minutes 36 seconds West, 27.00 feet to the Southerly margin of 31st Avenue Southeast, as conveyed to the City of Puyallup by deed recorded under A.F.N. 9406200692, and the true point of beginning;
Thence North 88 degrees 34 minutes 04 seconds West, along said margin, 442.03 feet;
Thence South 03 degrees 58 minutes 13 seconds East 0.22 feet to a point on a non-tangent curve concave to the Southeast, the radius point of which bears South 04 degrees 37 minutes 19 seconds East, 40.00 feet;
Thence Southwesterly, along said curve through a central angle of 85 degrees 17 minutes 17 seconds for an arc distance of 59.54 feet to the Easterly margin of Meridian Street as established by City of Puyallup Vacation Ordinance No. 2406 and recorded under Auditor's Fee No. 9409130085;
Thence along said Easterly margin, South 00 degrees 05 minutes 24 seconds West
127.47 feet to the P.C. of a curve concave to the Northwest having a radius of
196.45 feet;
Thence Southwesterly, along said curve through a central angle of 18 degrees 31 minutes 51 seconds for an arc distance of 63.54 feet;
Thence South 18 degrees 37 minutes 15 seconds West, 48.83 feet to the P.C. of a curve concave to the Northwest having a radius of 268.18;
Thence Southwesterly, along said curve through a central angle of 05 degrees 12 minutes 48 seconds for an arc distance of 24.40 feet;
Thence South 23 degrees 50 minutes 03 seconds West 159.49 feet;
Thence South 00 degrees 56 minutes 32 seconds West, 175.15 feet to the Northerly margin of SR 512-5N;

Thence along said Northerly margin South 40 degrees 13 minutes 03 seconds East,
132.28 feet;
Thence South 25 degrees 14 minutes 05 seconds East 64.54 feet;
Thence South 14 degrees 48 minutes 43 seconds East 70.32 feet;
Thence South 12 degrees 43 minutes 50 seconds East 46.47 feet;
Thence South 06 degrees 40 minutes 55 seconds East 242.20 feet;
Thence leaving said margin South 89 degrees 03 minutes 24 seconds East 144.21 feet;
Thence South 00 degrees 54 minutes 36 seconds West 83.53 feet to a point of curvature;
Thence Southwesterly, along a curve concave to the right with a radius of 35.00 feet, through a central angle of 94 degrees 31 minutes 35 seconds for an arc distance of 57.74 feet;
Thence North 84 degrees 31 minutes 49 seconds West 79.17 feet to a point of curvature;
Thence Northwesterly, through a curve concave to the right with a radius of
35.00 feet, through a central angle of 99 degrees 10 minutes 32 seconds for an arc distance of 60.58 feet to the Easterly margin of SR 161;
Thence along said Easterly margin South 14 degrees 38 minutes 43 seconds West
53.94 feet to the Northerly margin of 35th Avenue Southeast as conveyed to the City of Puyallup by deed recorded under A.F.N. 9406200691;
Thence South 69 degrees 55 minutes 13 seconds East, along said Northerly margin,
30.27 feet;
Thence South 84 degrees 31 minutes 49 seconds East, along said Northerly margin,
119.98 feet;
Thence South 89 degrees 03 minutes 24 seconds East, along said Northerly margin,
136.24 feet;
Thence North 00 degrees 56 minutes 36 seconds East 560.00 feet;
Thence, parallel with said Northerly margin, South 89 degrees 03 minutes 24 seconds East 125.09 feet;
Thence North 00 degrees 56 minutes 36 seconds East 709.56 feet to the Southerly margin of 31st Avenue Southeast as conveyed to the City of Puyallup by deed recorded under A.F.N. 9406200692, and the true point of beginning.

EXCEPT THEREFROM the following three parcels:

Commencing at a point 30 feet North and 30 feet West of the Southeast corner of the Northwest quarter of the Southwest quarter of SECTION 3, TOWNSHIP 19 NORTH, RANGE 4 EAST, W.M., Pierce County, Washington;
Thence parallel with the South line of said subdivision, North 89 degrees 03 minutes, 24 seconds West 904 feet;
Thence North 00 degrees 56 minutes 36 seconds East 549.78 feet;

Thence parallel with the South line of said subdivision, North 89 degrees 03 minutes 24 seconds West, 126.10 feet to the true point of beginning;
Thence continue North 89 degrees 03 minutes 24 seconds West, 179.81 feet; Thence South 00 degrees 56 minutes 36 seconds West, 89.84 feet;
Thence South 35 degrees 23 minutes 29 seconds East, 68.32 feet;
Thence parallel with the South line of said subdivision, south 89 degrees 03 minutes 24 seconds East 139.33 feet;
Thence North 00 degrees 56 minutes 36 seconds East, 144.88 feet to the true point of beginning.

Commencing at the Northeast corner of the Northwest quarter of the Southwest quarter of SECTION 3, TOWNSHIP 19 NORTH, RANGE 4 EAST of the Willamette Meridian;
Thence along the North line of said subdivision, North 88 degrees 34 minutes 04 seconds West, 769.89 feet;
Thence South 00 degrees 56 minutes 36 seconds West, 27.00 feet to the Southerly margin of 31st Avenue Southeast, as conveyed to the City of Puyallup by deed recorded under A.F.N. 9406200692;
Thence North 88 degrees 34 minutes 04 seconds West along said margin, 219.01 feet, and the true point of beginning;
Thence North 88 degrees 34 minutes 04 seconds West, along said margin, 223.02 feet;
Thence South 03 degrees 58 minutes 13 seconds East, 0.22 feet to a point on a non-tangent curve concave to the Southeast, the radius point of which bears South 04 degrees 37 minutes 19 seconds East, 40.00 feet;
Thence Southwesterly, along said curve through a central angle of 85 degrees 17 minutes 17 seconds for an arc distance of 59.54 feet to the Easterly margin of Meridian Street as established by City of Puyallup Vacation Ordinance No. 2406 and recorded under Auditor's Fee No. 9409130085;
Thence along said Easterly margin, South 00 degrees 05 minutes 24 seconds West
127.47 feet to the P.C. of a curve concave to the Northwest having a radius of
196.45 feet;
Thence Southwesterly, along said curve through a central angle of 18 degrees 31 minutes 51 seconds for an arc distance of 63.54 feet;
Thence South 18 degrees 37 minutes 15 seconds West, 48.83 feet to the P.C. of a curve concave to the Northwest having a radius of 268.18;
Thence Southwesterly, along said curve through a central angle of 05 degrees 12 minutes 48 seconds for an arc distance of 24.40 feet;
Thence South 23 degrees 50 minutes 03 seconds West 159.49 feet;
Thence South 00 degrees 56 minutes 32 seconds West, 175.15 to the Northerly margin of SR 512-5N;

Thence along said Northerly margin South 40 degrees 13 minutes 03 seconds East,
102.95 feet;
Thence, leaving said margin, South 89 degrees 03 minutes 24 seconds East 259.03 to a point of curvature;
Thence Northeasterly, along a 25.00 foot radius curve to the left, through a central angle of 90 degrees for an arc distance of 39.27 feet;
Thence North 00 degrees 56 minutes 36 seconds East 672.76 feet to the Southerly margin of 31st Avenue Southeast as conveyed to the City of Puyallup by deed recorded under A.F.N. 9406200692, and the true point of beginning.
Commencing at a point 30.00 feet North and 30.00 feet West of the Southeast corner of the Northwest quarter of the Southwest quarter of SECTION 3, TOWNSHIP 19 NORTH, RANGE 4 EAST of the Willamette Meridian;
Thence parallel with the South line of said subdivision, North 89 degrees 03 minutes 24 seconds West, 1027.74 feet;
Thence North 00 degrees 56 minutes 36 seconds East, 20.00 feet to the true point of beginning;
Thence continuing North 00 degrees 56 minutes 36 seconds East 120.79 feet; Thence South 89 degrees 03 minutes 24 seconds East, 110.58 feet;
Thence South 00 degrees 57 minutes 45 seconds West, 120.79 feet;
Thence North 89 degrees 03 minutes 24 seconds West, 110.54 feet to the true point of beginning.

PARCEL #2:

Commencing at the Northeast corner of the Northwest quarter of the Southwest quarter of SECTION 3, TOWNSHIP 19 NORTH, RANGE 4 EAST of the Willamette Meridian;
Thence along the North line of said subdivision, North 88 degrees 34 minutes 04 seconds West, 769.89 feet;
Thence South 00 degrees 56 minutes 36 seconds West, 27.00 feet to the Southerly margin of 31st Avenue Southeast, as conveyed to the City of Puyallup by deed recorded under A.F.N. 9406200692;
Thence North 88 degrees 34 minutes 04 seconds West, along said margin, 219.01 feet, and the true point of beginning;
Thence North 88 degrees 34 minutes 04 seconds West, along said margin, 223.02 feet;
Thence South 03 degrees 58 minutes 13 seconds East, 0.22 feet to a point on a non-tangent curve concave to the Southeast, the radius point of which bears South 04 degrees 37 minutes 19 seconds East, 40.00 feet;
Thence Southwesterly, along said curve through a central angle of 85 degrees 17 minutes 17 seconds for an arc distance of 59.54 feet to the Easterly margin of

Meridian Street as established by City of Puyallup Vacation Ordinance No. 2406 and recorded under Auditor's Fee No. 9409130085;
Thence along said Easterly margin, South 00 degrees 05 minutes 24 seconds West,
127.47 feet to the P.C. of a curve concave to the Northwest having a radius of
196.45 feet;
Thence Southwesterly along said curve through a central angle of 18 degrees 31 minutes 51 seconds for an arc distance of 63.54 feet;
Thence South 18 degrees 37 minutes 15 seconds West, 48.83 feet to the P.C. of a curve concave to the Northwest having a radius of 268.18;
Thence Southwesterly, along said curve through a central angle of 05 degrees 12 minutes 48 seconds for an arc distance of 24.40 feet;
Thence South 23 degrees 50 minutes 03 seconds West, 159.49 feet;
Thence South 00 degrees 56 minutes 32 seconds West, 175.15 feet to the Northerly margin of SR 512-5N;
Thence along said Northerly margin South 40 degrees 13 minutes 03 seconds East,
102.95 feet;
Thence leaving said margin, South 89 degrees 03 minutes 24 seconds East 259.03 feet to a point of curvature;
Thence Northeasterly, along a 25.00 foot radius curve to the left, through a central angle of 90 degrees for an arc distance of 39.27 feet;
Thence North 00 degrees 56 minutes 36 seconds East 672.76 feet to the Southerly margin of 31st Avenue Southeast as conveyed to the City of Puyallup by deed recorded under A.F.N. 9406200692, and the true point of beginning.

ALL Situate in the County of Pierce, State of Washington.

                                    EXHIBIT B

                                   [Site Plan]



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